EXHIBIT 99.2

DriveItAway, Inc.

 Balance Sheets

 (Unaudited)

	December 31,	September 30,
	2021	2021
Assets
Current assets
Cash	$6,066	$9,774
Accounts receivable	18,977	21,455
Total current assets	25,043	31,229

Total Assets	$25,043	$31,229

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts Payable	$104,330	$150,821
Accrued Liabilities	16,323	11,261
Accrued Liabilities – Related Party	8,705	7,268
PPP Loan	—	23,750
SBA Loan	7,679	6,128
Convertible Notes Payable - Related Parties	95,000	30,000
Convertible Debt	250,000	—
Total Current Liabilities	482,037	229,228

SBA Loan	107,021	72,372
Convertible Debt -noncurrent	—	150,000
Related Party Convertible Notes Payable- noncurrent	—	65,000
Total Liabilities	589,058	516,600

Commitments and Contingencies	—	—

Stockholders’ Deficit
Common stock, $0.0001 par value; 10,000,000 shares authorized, 2,300,000 shares issued and outstanding	230	230
Additional paid in capital	592,870	419,793
Accumulated Deficit	(1,157,115)	(905,394)
Total Stockholders’ Deficit	(564,015)	(485,371)
Total Liabilities and Stockholders’ Deficit	$25,043	$31,229

The accompanying notes are an integral part of the unaudited financial statements.

DriveItAway, Inc.

 Statements of Operations

 (Unaudited)

	For the Three Months Ended
	December 31,
	2021	2020

REVENUES
Insurance Revenue	$23,883	$63,229
Rental Revenue	34,498	153,573
Initial Fee Revenue	4,126	9,075
Miscellaneous Revenue	2,900	5,866

Vehicle Owner Share	(38,790)	(142,258)
Driver and Dealer Insurance Cost	(16,000)	(65,094)
TOTAL REVENUES	10,617	24,391

COST OF GOODS SOLD	5,686	9,593
GROSS PROFIT	4,931	14,798

OPERATING EXPENSES
Salaries and Payroll Taxes	70,125	60,473
General and Administrative	185,599	16,778
Software Development	15,679	32,134
Selling Expense	2,501	2,254
TOTAL OPERATING EXPENSES	273,904	111,639

OPERATING LOSS	(268,973)	(96,841)

OTHER INCOME (EXPENSE)
Gain on PPP Loan Forgiveness	24,148	—
Interest Expense	(5,459)	(802)
Interest Expense – Related Party	(1,437)	(1,116)
TOTAL OTHER EXPENSE	17,252	(1,918)

LOSS BEFORE INCOME TAXES	(251,721)	(98,759)

PROVISION FOR INCOME TAXES	—	—

NET LOSS	$(251,721)	$(98,759)

NET LOSS PER SHARE:
Basic and diluted weighted average number of common shares outstanding	2,300,000	2,000,000
Basic and diluted net loss per share	$(0.11)	$(0.05)

The accompanying notes are an integral part of the unaudited financial statements.

DriveItAway, Inc.

 Statement of Changes in Stockholders’ Deficit

 (Unaudited)

			Additional		Total
	Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance - September 30, 2021	2,300,000	$230	$419,793	$(905,394)	$(485,371)

Stock based compensation	—	—	173,077	—	173,077
Net loss	—	—	—	(251,721)	(251,721)
Balance - December 31, 2021	2,300,000	$230	$592,870	$(1,157,115)	$(564,015)

			Additional		Total
	Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance - September 30, 2020	2,000,000	$200	$10,410	$(229,710)	$(219,100)

Net loss	—	—	—	(98,759)	(98,759)
Balance - December 31, 2020	2,000,000	$200	$10,410	$(328,469)	$(317,859)

The accompanying notes are an integral part of the unaudited financial statements.

DriveItAway, Inc.

Statements of Cash Flows

 (Unaudited)

	For the Three Months Ended
	December 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(251,721)	$(98,759)
Adjustments to reconcile net loss to cash generated by operating activities:
Gain on PPP Loan Forgiveness	(24,148)	—
Stock based compensation	173,077	—
Changes in operating assets and liabilities:
Accounts receivable	2,478	(2,762)
Accounts payable	(46,491)	37,283
Accrued liabilities	5,460	1,518
Accrued liabilities – related party	1,437	1,116
Net cash used in operating activities	(139,908)	(61,604)

Cash flows from investing activities	—	—

Cash flows from financing activities:
Proceeds from Related Party Convertible Debt	—	65,000
Proceeds from Convertible Debt	100,000	—
Proceeds from the SBA Loan	36,200	—
Net cash provided by financing activities	136,200	65,000

Net change in cash	(3,708)	3,396
Cash at beginning of period	9,774	28,975
Cash at end of period	$6,066	$32,371

Supplemental cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of the unaudited financial statements.

DriveItAway, Inc.

 Notes to Unaudited Financial Statements

December 31, 2021

Note  1 - Nature of Organization and Summary of Significant Accounting Policies

Nature of Organization

DriveItAway, Inc. (“DIA” or the “Company”) was formed in Delaware on March 26, 2018. DIA is the first national dealer focused mobility platform that enables car dealers to sell more vehicles in a seamless way through eCommerce, with its exclusive “Pay as You Go” app-based subscription program. DIA provides a comprehensive turn-key, solutions driven program with proprietary mobile technology and driver app, insurance coverages and training to get dealerships up and running quickly and profitably in emerging online sales opportunities. The company is planning to soon expand its easy and transparent consumer app ‘subscription to ownership’ platform to enable entry level consumers to drive and acquire new Electric Vehicles. For further information, please see www.driveitaway.com.

Corporate Actions

On November 23, 2021 the Company’s Board of Directors approved the increase in authorized common stock to 10,000,000 and reduced the par value to $0.0001 per share. The amendment was effective on November 24, 2021, the date it was filed with the Delaware Secretary of State.

On November 24, 2021, the Company’s board of directors set the record date for a 1,000 for 1 forward stock split to be the close of business on November 24, 2021. The forward stock split was previously approved in June 2020 but not implemented because the Company did not have sufficient authorized shares at the time. As a result of the forward stock split, the Company’s 2020 Equity Compensation Plan, and all outstanding options, warrants and convertible securities were proportionally adjusted.

All references to shares of our common stock in these audited financial statements refer to the number of shares of common stock after giving retrospective effect to the forward stock split (unless otherwise indicated) and authorized capital changes.

Basis of Presentation

The Company’s financial statements are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Fiscal year

The Company operates on a September 30 fiscal year-end.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. The significant estimates and assumptions made by management include allowance for doubtful accounts, allowance for deferred tax assets, fair value of equity instruments. Actual results could differ from those estimates as the current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents. As of December 31, 2021 and September 30, 2021, the Company had $6,066 and $9,774 in cash, respectively. The Company had no cash equivalents at December 31, 2021 and September 30, 2021.

Accounts Receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. The Company records an allowance for doubtful accounts that is based on historical trends, customer knowledge, any known disputes, and considers the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Accounts and receivables are written off against the allowance after all attempts to collect a receivable have failed. The Company believes its allowances for doubtful accounts as of December 31, 2021 and September 30, 2021 are adequate, but actual write-offs could exceed the recorded allowance. As of December 31, 2021, and September 30, 2021, the balances in the allowance for doubtful accounts was $0.

Revenue Recognition

The Company’s revenue is recognized in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, for all periods presented. The Company, through its DriveItAway online/app-based platform, operates in the retail automotive industry. The Company assists subprime and deep subprime candidates, with little or no down payment, in purchasing the used vehicle of his/her choice by first starting in an app based, turnkey rental, through participating franchise and independent car dealers. During the three months ended December 31, 2021, the Company derived its rental revenue from contract revenue share for rentals between participating franchise and independent car dealers and individual car rental customers (“customers”). In conjunction with the rental revenue, the Company generates revenue by providing driver and vehicle insurance through a third party, included in the rental contract with each customer.

The Company’s performance obligation for rental revenue is to provide an application to track car rental arrangements and to collect cash from car rental customers and remit those payments to participating franchise and independent car dealers, net of the Company’s revenue share. The car rental arrangements are over a fixed contracted period; therefore, the Company recognizes revenue ratably during the contract term. The Company’s performance obligation for insurance revenue is to collect insurance fees from the customer and provide the third-party provider payment for the insurance provided to the customer. The insurance is offered over a fixed contracted period; therefore the Company recognizes revenue ratably during the contract term.

Rental and insurance transactions are prepaid at the beginning of the rental cycle (typically a one-week rental that has an automatic renewal) with an automatic charge to the customer’s credit card on file through the DIA system. The DIA system then distributes the vehicle owner share (typically 85% of rental revenue) to the vehicle owner’s bank account from the Stripe Account. This amount is shown as a deduction to Revenues (“Vehicle Owner Share”) on the Company’s Statements of Operations. The net amount is then transferred from the Company’s Stripe Account to the DIA operating bank account. DIA also distributes insurance amounts due to the third-party insurance provider on a monthly basis. This amount is shown as a deduction to revenues (“Driver & Dealer Insurance Cost”) on the Company’s Statements of Operations.

DIA also generate miscellaneous revenue in a number of ways. At the end of the rental term, the DIA software system checks for any excess usage and charges, based on the terms of the rental contract, and will automatically charge a customer’s credit card. These charges are recognized when the credit card charge goes through and recorded as miscellaneous revenue on the Company’s Statements of Operations. Additional miscellaneous revenue represents amounts earned on telematics equipment and telematics software services related to each rental vehicle used to track excess usage and charges. DIA performance obligation is to provide the equipment to the vehicle owner for self-installation and allow access to the software throughout the rental term. The Company recognizes revenue when the equipment is delivered to the vehicle owner. Miscellaneous revenue associated with use of the telematics software is recognized on a monthly basis as it is a monthly service.

The Company’s Cost of Goods sold consists of credit card fees incurred from the cash collections and cash remittance process, as a significant portion of its performance obligation is to collect and remit payments through its credit card processors.

Software Development

Software Development costs are expensed as incurred.

Advertising Cost

Advertising costs are expensed as incurred. During the three months ended December 31, 2021 and 2020, the Company recorded advertising expense of $2,340 and $2,215, respectively.

Stock-Based Compensation

The Company recognizes compensation expense for all restricted stock awards and stock options. The fair value of restricted stock awards is measured using the grant date fair value of our stock, as determined by the Board of Directors. The fair value of stock options is estimated at the grant date using the Black-Scholes option-pricing model, and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period. We have elected to recognize compensation expense for all options with graded vesting on a straight-line basis over the vesting period of the entire option. The determination of fair value using the Black-Scholes pricing model is affected by our stock value as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility and the risk-free interest rate.

Net Loss per Share of Common Stock

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share.” Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per share of common stock are computed by dividing net earnings by the weighted average number of shares and potential shares outstanding during the period. Potential shares of common stock consist of shares issuable upon the conversion of outstanding convertible debt and stock option. For the three months ended December 31, 2021 and 2020, the common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

Recent accounting pronouncements

The Company has reviewed all newly issued accounting pronouncements, including those that are not yet effective, and all have been deemed either immaterial or not applicable.

Note 2. Going Concern

During the current period, the Company had a net loss of $251,721 and did not have sufficient cash on hand to cover expenses for the next 12 months. Although the Company had net cash provided by financing activities of approximately $136,200, they reported net cash used in operating activities of approximately $139,908, therefore had a decrease in cash of approximately $3,708 during the three months ended December 31,2021. These factors, among others, raise substantial doubt about the entities ability to continue as a going concern.

Management plans include converting both the Convertible Debt and Related Party Convertible Notes to the Company’s Common Stock in addition to raising equity capital.

The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3. Related Party Transactions

Related Party Convertible Notes Payable

On September 13, 2019, the Company issued a Convertible Promissory Note to Driveitaway, LLC, a company controlled by John Possumato, the Company’s CEO, for $30,000, with a maturity date of September 13, 2022. On October 13 and October 14, 2020, the Company issued Convertible Promissory Notes to Driveitaway, LLC and Adam Potash, the Company’s COO, for $25,000 each, which mature on October 13 and 14, 2022, respectively. On December 24, 2020, the Company issued a Convertible Promissory Note to Adam Potash, for $15,000, which matures on December 24, 2022. Each of the notes bear interest at a rate of 6% per annum. The notes automatically convert into preferred stock of the Company in the event the Company raises at least $1,000,000 by the issuance of preferred stock prior to the maturity dates of the notes (a “Qualified Financing”). In the event the Company enters into a financing that is not a Qualified Financing prior to the maturity dates of the notes, the holders have the right to convert their notes into the class and series of equity securities offered in the non-Qualified Financing at the offer price thereof. In the event the Company effects a change of control, the holders have the option of converting their notes into common stock in order to participate in the change of control or accelerating the maturity date and receiving cash at the time of the change of control.

During the three months ended December 31, 2021, the Company recorded interest expense of $1,437 on the notes and that amount is recorded as accrued interest as of December 31, 2021.

Note 4. Equity

On November 23, 2021, the Company’s board of directors and shareholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares to common stock to 10,000,000. The amendment was effective on November 24, 2021, the date it was filed with the Delaware Secretary of State.

On November 24, 2021, the Company’s board of directors set the record date for a 1,000 for 1 forward stock split to be the close of business on November 24, 2021. The forward stock split was previously approved in June 2020 but not implemented because the Company did not have sufficient authorized shares at the time. As a result of the forward stock split, the Company’s 2020 Equity Compensation Plan, and all outstanding options, warrants and convertible securities were proportionally adjusted.

The Company has 10,000,000 authorized common shares with par value of $0.0001 per share.

During the year ended September 30, 2021, the Company issued 300,000 shares valued at $692,308 to a consulting firm pursuant to a one year consulting agreement. Stock-based compensation expense for the three months ended December 31, 2021 was $173,077, and is included in general and administrative expense and the remaining $115,384 was to be recognized over the balance of the agreements.

As of December 31, 2021 and September 30, 2021, the Company has 2,300,000 shares issued and outstanding.

Stock Options

On June 12, 2020, the Company’s Board of Directors and its shareholders approved its 2020 Equity Compensation Plan (“Equity Plan”). The Equity Plan permits the Company to issue awards or options to the employees, directors, consultants and advisors who provide services to the Company or a subsidiary. Pursuant to the Equity Plan, 400,000 shares of the Company’s common stock are reserved for issuance. The Equity Plan allows the Company’s board or a committee of the board to issue grants of incentive stock options, nonqualified stock options, stock awards, stock units, stock appreciation rights and other equity-based awards. The Company did not issue any stock options under the Equity Plan during the quarter ended December 31, 2021.

As of December 31, 2021, the Company had 300,000 stock options outstanding under the Equity Plan, of which 112,500 had vested as of December 31, 2021.

Note 5. Notes Payable

PPP Loan

On April 28, 2020, the Company was granted a loan (the “Loan”) from First Bank of the Lake in aggregate amount of $23,750, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020. The Loan, which was in the form of a Note dated May 9, 2020 issued by the Company, matures on May 8, 2022 and bears interest at a rate of 1% per annum, payable monthly commencing on October 23, 2020. The Note may be prepaid by the Borrower at any time prior to maturity with no prepayment penalties. Funds from the Loan may only be used for payroll costs, cost used to continue group health care benefits, mortgage payments, rent, utilities and interest on other debt obligations incurred before February 15, 2020. The Company used the entire Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. In December 2021, the PPP Loan of $23,750 and accrued interest of $398 were forgiven and recognized as other income. During the three months ended December 31,2021, the Company recorded interest expense of $59.

SBA Loan

On June 3, 2020 the Company entered into a SBA Loan for $78,500 at a rate of 3.75%. On August 12, 2021 the loan increased to $114,700 and the Company obtained $36,200 on October 8, 2021. The SBA Loan matures on May 31, 2050. During the three months ended December 31,2021, the Company recorded interest expense of $1,114, on the SBA Loan and as of December 31, 2021 the accrued interest on the SBA Loan was $4,958.

Convertible Debt

On April 1, 2021, the Company borrowed $150,000 in Convertible Notes from Knightsgate Ventures II, LP, a third-party lender at a rate of 8%. The loan matures on December 31, 2022. During the year ended September 30, 2021 the Company recorded interest expense of $5,983 on the note and that amount is recorded as accrued interest as of September 30, 2021.

The Convertible Note automatically converts into preferred stock of the Company in the event the Company raises at least $2,000,000 by the issuance of preferred stock prior to the maturity date of the Convertible Note (a “Qualified Financing”), in which case the conversion price is equal to the lesser of (i) 90% of the price paid by investors in the Qualified Financing or (ii) the price obtained by dividing $6,000,000 by the Company’s fully diluted shares outstanding immediately prior to conversion (the “Cap Price”). In the event the Company has not entered into a Qualified Financing prior to the maturity date, the Convertible Note is convertible at the option of the holder into common stock on the Maturity Date at a price per share equal to the Cap Price. In the event the Company effects a change of control, the holder has the option of converting the Convertible Note into common stock at a price per share equal to the Cap Price or accelerating the maturity date and receiving cash at the time of the change of control.

During the three months ended December 31, 2021 the Company recorded interest expense of $3,025 on the note and that amount is recorded as accrued interest as of December 31, 2021.

During the three months ended December 31, 2021, the Company issued an aggregate of four convertible notes to four investors, each for $25,000. The notes bear interest at a rate of 8% per annum, mature on December 31, 2022, and are convertible into the Company’s common stock on the same basis that is described for the Convertible Note issued to Knightsgate Ventures II, LP on April 1, 2021, as described above. During the three months ended December 31, 2021 the Company recorded interest expense of $1,320 on the note and that amount is recorded as accrued interest as of December 31, 2021.

Note 6. Subsequent Events

On December 7, 2021, the Company, Creative Learning Corporation (“CLC”), a Delaware corporation (“DIA”), and the existing shareholders of DIA executed an Agreement and Plan of Share Exchange (the “Share Exchange Agreement”), under which the CLC would acquire all of the issued and outstanding common stock of DIA by issuing one share of Series A Convertible Preferred Stock (the “Series A Preferred”) of the Company for each outstanding share of DIA common stock (the “Share Exchange”). A total of 2,592,791 Series A Convertible Preferred shares were issued. On February 24, 2022, the Company and its existing shareholders entered into an Assignment of Shares of DIA common stock with CLC, and the closing of the Share Exchange occurred. Each share of Series A Preferred is convertible into 33.94971 shares of common stock of CLC, which entitles the holders thereof to 85% of the CLC’s common stock upon a conversion of all shares of Series A Preferred, determined on a fully-diluted basis, but prior to any shares issued or issuable as a result of the Financing. In addition, each share of Series A Preferred is entitled to dividends and voting rights on an “as converted” basis with the common stockholders.

At the closing of the Share Exchange, the Company’s Equity Plan was terminated.

At the closing of the Share Exchange, Messrs. Possumato and Potash each agreed to exercise 56,250 stock options issued to them, which was the number of stock options which had vested as of the date the Share Exchange Agreement was executed. The balance of the stock options issued to Messrs. Possumato and Potash were cancelled. The stock options had an exercise price of $0.75 per share. In lieu of paying the exercise price in cash, the exercise price was recorded as compensation expense of $42,188 to each of Messrs. Possumato and Potash.

At the closing of the Share Exchange, the holders of the related party notes totaling $95,000 agreed to convert their notes into DIA common stock at a conversion price of $2.00 per share, which shares were automatically converted into 50,482 shares of Series A Convertible Preferred Shares of CLC at the closing.

At the closing of the Share Exchange, the vesting conditions for 300,000 shares (post-split) issued to a consultant were waived by the Company.

Upon closing of the Share Exchange, all of the existing members of CLC’s board of directors (the “Board”) of the Company resigned, except that Rod Whiton’s resignation will not be effective until ten days after an information statement pursuant to Rule 14f-1 is mailed to shareholders. John Possumato, Adam Potash and Paul Patrizio were appointed to CLC’s Board, provided that the appointments of Messrs. Potash and Patrizio will not be effective until ten days after an information statement pursuant to Rule 14f-1 is mailed to shareholders. Upon closing of the Share Exchange, Christopher Rego and Rod Whiton resigned as officers, and John Possumato was appointed chief executive officer and Adam Potash was appointed chief operating officer. Mike Elkin agreed to remain as chief financial officer of the Company.

On February 8, 2022, the Company issued one convertible note to an investor, for amount of $25,000. The note bears interest at a rate of 8% per annum, mature on December 31, 2022, and is convertible into the Company’s common stock on the same basis that is described for the Convertible Debt, see Note 5.

In February and March 2022, all of the convertible notes issued to unrelated investors agreed to convert their notes of $275,000 into 129,809 shares of common stock of the Company, which was automatically converted into shares of Series A Preferred Stock of CLC in accordance with the Share Exchange Agreement.

The Company has evaluated all subsequent events through July 8, 2022 the financial statements were available to be issued.